                                                                   EXHIBIT 10.15

                                                                        QUADRANT
                                                                         9/25/86

                                    MORTGAGE


          (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES)

         By this instrument (this "Mortgage"), dated as of September 26, 1986, to be effective as of September 30, 1986, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Mortgagor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby grant, bargain, sell, convey, assign and mortgage a security interest unto J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation, (hereinafter referred to as "Mortgagee"), whose address is One State Street, New York, New York 10015, the trustee under that certain indenture (the "Indenture") dated as of November 15, 1985, by and between Mortgagor and Mortgagee, securing payment of certain zero coupon notes due 1997, payable to the order of the Holders, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, the following described mortgaged property (the "Mortgaged Property"), to wit:

         All of the real property located in Broward County, Florida, described on the attached Exhibit B which is incorporated herein by reference (the "Land"), subject to the exceptions described on the attached Exhibit C which is incorporated herein by reference (the "Permitted Exceptions"),

         TOGETHER WITH all of Mortgagor's right, title and interest in and to the following, whether now owned or hereafter acquired: (a) all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements"); (b) all equipment, machinery, furnishings, inventory, chattels and all other articles of personal property (the "Personal Property") now or hereafter attached to, relating to or used in or about the Improvements or the Land; (c) all water and water rights, timber, crops and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered and


THIS INSTRUMENT PREPARED BY
AND SHOULD BE RETURNED TO:

Patrick  K. Fox, ESq.
Jones, Day, Reavis & Pogue
2001 ROSS Avenue
2300 LTV Center
Dallas Texas 75201

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installed or intended to be installed in or on the Land or the Improvements;
(e) all plans, specifications and drawings for the Improvements; (f) all deposits (including tenants' security deposits and escrow deposits under contracts of sale), documents, contract rights, commitments, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols but expressly excluding the right to use the name "Trammell Crow" or any name associated therewith or derived therefrom); (g) all permits, licenses, franchises, certificates and other rights and privileges relating to or obtained in connection with the Land, the Improvements or the Personal Property; (h) all proceeds arising from or by virtue of the sale, lease or other disposition, encumbrance or refinancing, of the Land, the Improvements and the Personal Property; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (j) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access; (k) all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, located on or adjacent to or used in connection with the Land; (l) all of the leases, subleases, licenses or other agreements relating to the Land, the Improvements or the Personal Property, and all rents, deposits, royalties, bonuses, issues, profits, revenues, income or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash, securities, letters of credit, guarantees or other instruments deposited pursuant to leases to secure performance by the lessees of their obligations thereunder and cash deposited in impound accounts for the payment of taxes and insurance under any deed of trust securing payment of the Indebtedness; (m) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, transportation, communications, electrical and air-conditioning systems and equipment, sprinkler and fire-extinguishing systems, security systems, maintenance equipment and other fixtures or systems used in connection with the Land, the Improvements and the Personal Property; (n) all rights, hereditaments, strips, gores and appurtenances pertaining to the foregoing; and
(o) all replacements, betterments, substitutions, renewals and additions to any of the above-described Mortgaged Property; and all proceeds of any of the above-described Mortgaged Property.




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         TO HAVE AND TO HOLD the Mortgaged Property,  together with the rights,
Privileges and appurtenances thereto belonging, unto the Mortgagee and its substitutes or successors and assigns forever.

         And Mortgagor hereby binds itself and its administrators, personal representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto the Mortgagee, its substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof; that Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, occupy and enjoy the Mortgaged Property and every part thereof; that the Mortgaged Property is free from all liens and encumbrances; that all property, fixtures and equipment described herein will be fully paid for and free from all liens, encumbrances, title retaining contracts and security interests when delivered and/or installed upon the Mortgaged Property; that such property, fixtures and equipment shall be deemed to be realty and a part of the freehold; that Mortgagor will make such further assurances to prove the fee simple title to all and singular the Mortgaged Property in Mortgagee and to prove the lien and priority of this Mortgage, as may be reasonable required.

         UNDER AND SUBJECT, nevertheless, to the lien of a certain mortgage securing that certain $1,200,000.00 note executed by Crow-Childress-Donner, Limited and payable to the order of Confederation Life Insurance Company, said mortgage being recorded in the Public Records of Broward County, Florida (hereinafter referred to as the "Prior Lien").

         PROVIDED ALWAYS, and these presents are upon the express condition, that if Mortgagor or the successors or assigns of Mortgagor shall pay unto Mortgagee, its successors or assigns, the sums of money mentioned in the notes secured hereby in accordance with the terms of the Indenture, which notes have a maturity date of November 1997.

         AND any renewals or extensions thereof in whatever form, and the interest thereon as it shall become due, according to the true intent and meaning thereof, together with all advances hereunder, costs, charges and expenses, including a reasonable attorney's fee, which Mortgagee may incur or be put to in collecting the same by foreclosure or otherwise;




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         AND shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the aforesaid notes, of this Mortgage, and of the Indenture;

         THEN this mortgage and the estate hereby created shall cease and be NULL AND VOID and this instrument shall be released by Mortgagee, at the cost and expense of Mortgagor, and in the case of failure of Mortgagee to release this Mortgage, all claims for statutory penalties and damages are hereby waived.

         MORTGAGOR COVENANTS AND AGREES to and with Mortgagee that until the indebtedness secured hereby is fully paid:

                                  ARTICLE I

                                 INDEBTEDNESS

         This Mortgage is given to secure the payment of all sums and performance of all obligations and covenants contained in this Mortgage and of the Indenture. Unless otherwise defined herein, certain capitalized terms shall have the meaning ascribed to said terms by the Indenture. The above-described obligations are hereinafter collectively called the "Indebtedness" .

                                  ARTICLE II

                        ASSIGNMENT OF RENTS AND LEASES

         2.1 Assignment of Rents, Profits, etc. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of its right, title and interest in and to the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease, sublease, licenses or other agreement pertaining thereto, and any and all damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability, together with any and all rights that Mortgagor may have against any tenant under such leases or any subtenants or occupants or users of any part of the Mortgaged Property (collectively, the "Rents"). Prior to an Event of Default (as hereinafter defined), Mortgagor shall have a license to collect and receive all Rents and to apply same in accordance with the terms and provisions of the Indenture.




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         2.2   Assignment of Leases.  Mortgagor hereby absolutely and
unconditionally assigns to Mortgagee all of its right, title and interest in and to existing and future leases, including subleases thereunder, and any and all extensions, renewals, modifications, and replacements thereof, covering any part of the Mortgaged Property (collectively, the "Leases"). Mortgagor hereby further assigns to Mortgagee all guaranties of tenants' performances under the Leases.

         2.3 Mortgagee in Possession. Mortgagee's acceptance of this assignment shall not be deemed to constitute Mortgagee a "mortgagee in possession" nor obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Mortgagor by any tenant and not delivered to Mortgagee, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee. Mortgagee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

         2.4 Indemnification. Mortgagor hereby agrees to indemnify Mortgagee and hold Mortgagee harmless from all liability, damage or expense incurred by Mortgagee from any claims under the Leases as well as all amounts indemnified against under the Indenture. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Mortgagee shall be payable by Mortgagor immediately upon demand by Mortgagee and shall be secured hereby.

         2.5 Riqht to Rely. After the occurrence of an Event of Default (hereinafter defined), Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payment to Mortgagee shall satisfy the obligations of such tenant to make payment to Mortgagor under the Leases to the extent of the payment made to Mortgagee.

                                  ARTICLE III

                               SECURITY AGREEMENT

         3.1 Security Interest. This Mortgage shall be a security agreement between Mortgagor, as the debtor, and Mortgagee, as the secured party, covering the Mortgaged Property constituting




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personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the state in which the Land is situated (hereinafter called the "Code"), and Mortgagor grants to Mortgagee a security interest in such portion of the Mortgaged Property. In addition to Mortgagee's other rights hereunder, Mortgagee shall have all rights of a secured party under the Code. Mortgagor shall execute and deliver to Mortgagee all financing statements that may be necessary or advisable to establish and maintain the validity, perfection and priority of Mortgagee's security interest, and Mortgagor shall bear all costs thereof, including all Code searches reasonably required by Mortgagee. If Mortgagee should desire to dispose of any of the Mortgaged Property pursuant to the Code, and if the Code requires prior notice to Mortgagor of such disposition, ten (10) days written notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice; provided, however, Mortgagee may dispose of such property in accordance with the foreclosure procedures hereof in lieu of proceeding under the Code.

         3.2 Notice of Chances. Mortgagor shall give advance notice in writing to Mortgagee of any proposed change in Mortgagor's name, identity, or structure and shall execute and deliver to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee's security interest with respect to any of the Mortgaged Property.

         3.3  Financing Statement.  Some of the items of the Mortgaged
Property described herein are goods that are or are to become fixtures related to the Land. To the extent permitted by law, Mortgagor and Mortgagee agree that the items set forth on the financing statements shall be treated as part of the real estate and improvements regardless of the fact that such items are set forth in the financing statement. Such items are contained in the financing statements to create a security interest in favor of Mortgagee in the event such items are determined to be personal property under the law. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at the address of Mortgagee stated above. The mailing address of Mortgagor as debtor is as stated above.




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                                   ARTICLE IV

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                          AND AGREEMENTS OF MORTGAGOR

         Mortgagor does hereby warrant and represent to and covenant and agree with Mortgagee as follows:

         4.1 Title to Mortgaged Property and Lien of this Mortgage. Mortgagor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the Permitted Exceptions.

         4.2 Limitation of Liability. Any obligation or liability whatsoever of the Mortgagor which may arise at any time under this Mortgage, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Mortgage, shall be satisfied, if at all, out of the Mortgagor's property only. No such obligation or liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the nature of contract, tort or otherwise.

         4.3 Repair. Mortgagor will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Mortgagor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Section 4.3 shall prevent the Mortgagor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Mortgagor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         4.4   Insurance.

                 (a) Mortgagor will at all times keep all the Mortgaged Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.




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                 (b)  All such insurance shall be effected with insurance
carriers having a claims paying rating of "AA" or better by Standard & Poor's Corporation. All policies or other contracts for such insurance on the Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $1,637,500.00 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Mortgagee as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Mortgagee, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall not be cancelled unless and until the insurer has provided Mortgagee written notice thirty calendar days prior to cancellation. As soon as practicable after the execution of this Mortgage, and within 120 calendar days after the close of each fiscal year thereafter, and at any time upon the request of the Mortgagee, Mortgagor will deliver to the Mortgagee an officer's certificate containing a detailed list of the insurance in force upon the Mortgaged Property on a date therein specified (which date shall be within 30 calendar days of the filing of such certificate), including the names of the insurers with which the policies and other contracts of insurance of the Mortgaged Property are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this Section 4.4, together with copies of all insurance policies or certificates thereof.

                 (c) All proceeds of any insurance of any part of the Mortgaged Property not payable to the Mortgagee or the trustee, mortgagee or other holder or beneficiary of a Prior Lien shall be applied in accordance with the Indenture. In the event that the proceeds of insurance are made available for restoration, Mortgagor shall restore the Improvements to substantially the same condition and quality of the Improvements prior to the casualty.

         4.5 Taxes. Mortgagor will pay, prior to delinquency, all taxes, assessments and governmental charges or levies imposed upon it or the Mortgaged Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Mortgaged Property; provided that items of the foregoing description need not be paid while being




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
contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk of forfeiture of all or any portion of the Mortgaged Property. Nothing contained herein shall constitute the consent of Mortgagee to subject the Mortgaged Property to any of the aforesaid liens.

         4.6.  Documentary and Other Stamps.  If at any time the United
States, the State of Florida or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps on the notes secured hereby or this Mortgage, Mortgagor on demand shall pay for them and for any interest or penalties payable thereon.

         4.7 Casualty and Condemnation. All proceeds, judgments, decrees and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Mortgagee, who shall apply the same in accordance with the Indenture. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Mortgagor shall notify Mortgagee of such fact. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of sub-section 4.4(c) hereinabove. Mortgagee shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Mortgagor shall deliver, or cause to be delivered, to Mortgagee such instruments as may be requested by it from time to time to permit such participation.

         4.8 Compliance with Laws. Mortgagor shall cause the Mortgaged Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Mortgagor or the Mortgaged Property and its use, and Mortgagor shall pay all fees or charges of any kind in connection therewith.

         4.9 Operation. For so long as there is no Event of Default hereunder, Mortgagor may use and operate, alter and improve, manage, lease and maintain the Land, Improvements and Personal Property in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.




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         4.10 Successors and Assigns; Use of Terms.  The covenants herein contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, conditions, obligations and warranties of Mortgagor in this instrument shall be joint and several obligations of Mortgagor and of each Mortgagor, if more than one, and of each Mortgagor's heirs, personal representatives, successors and assigns. Each party who executes this instrument and each subsequent owner of the Mortgaged Property, or any part thereof (other than Mortgagee), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this instrument as if such party were the named Mortgagor.

         4.11 Severability. If any provision of this instrument is held to be illegal, invalid, or unenforceable under present or future laws effective while this instrument is in effect, the legality, validity and enforceability of the remaining provisions of this instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.12 Unsecured Indebtedness. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         4.13 Modification or Termination. This Mortgage may only be modified in accordance with the terms of the Indenture.

         4.14 No Partnership. Nothing contained in this Mortgage is intended to create any partnership, joint venture or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.




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         4.15 Future Advances.  It is the intent hereof to secure payment of the notes whether the full amounts thereof shall have been advanced to the Mortgagee at the date hereof or at a later date, and the Mortgagee may, at the sole option of the Mortgagee, from time to time make future advances to the Mortgagor, which advances shall be secured by this Mortgage; provided, however, that the total principal sum of such notes and such advances secured hereby and remaining unpaid, shall not at any time exceed $200,000,000.00, plus interest thereon, and any disbursements made for the payments of attorneys' fees at all trial and appellate levels, taxes, levies or insurance on the property covered by the lien of this Mortgage and other advances made for the protection of the security of the Mortgage, with interest thereon (or such other maximum amount as may from time to time be permitted by law). All such future advances shall be made within the time limit authorized by Florida law for making valid future advances with interest, and all indebtedness created by virtue of such future advances shall be and are secured hereby. All provisions of this Mortgage shall apply to any future advances made pursuant to the provision of this Paragraph. Nothing herein contained shall limit the amount secured by this Mortgage if such amount is increased by advances made by the Mortgagee as herein elsewhere provided and authorized for the protection of the security of the Mortgagee. Nothing contained herein shall be deemed an obligation on the part of the Mortgagee to make any future advances.

         4.16  Headings.   The Article, Paragraph and Subparagraph headings
hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         4.17 Governing Law. This Mortgage and the enforcement of the provisions hereof shall be governed by the laws of the State of Florida except with respect to the obligations of the Mortgagor and the rights of the Mortgagee under Paragraph 2.4, which shall be governed by the laws of the State of New York, and the laws of the United States applicable to transactions in such state.


                                   ARTICLE V

                               EVENTS OF DEFAULT

         5.1 Default of Indenture. It shall be an "Event of Default" hereunder if Mortgagor commits an Event of Default, as that term is defined by the Indenture.




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
                                   ARTICLE VI

                                    REMEDIES

         If an Event of Default shall occur, Mortgagee may exercise any one or more of the remedies provided in the Indenture or the following remedies, without notice:

         6.1  Enforcement of Assignment of Rents and Leases.
Mortgagee may:

                 (a) terminate the license granted to Mortgagor to collect the Rents and enforce the Leases, and thereafter collect and sue for the Rents in Mortgagee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Indebtedness in accordance with the Indenture;

                 (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Mortgagee deems advisable in connection with the Mortgaged Property;

                 (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Indebtedness; and

                 (d) require Mortgagor to transfer all security deposits and records thereof to Mortgagee.

         6.2 Foreclosure. If an Event of Default shall occur, the Mortgagee may foreclose pursuant to this Mortgage. The Mortgagor, in case of an Event of Default and the continuance thereof as aforesaid, does hereby authorize and fully empower the Mortgagee to sell the Mortgaged Property at public auction, and convey the same to the purchaser, agreeably to the statute in such case made and provided. Mortgagee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchase or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Mortgagor. In no event shall Mortgagee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Mortgagee making such sale shall receive the




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
proceeds thereof and shall apply the same as follows: (a) first, he shall pay the reasonable expenses of Mortgagee (including any attorney's fees) and the costs and expenses of such sale; (b) second, he shall pay, so far as may be possible, the Indebtedness; (c) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Mortgagee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The Mortgagee shall also have an option to sell the Mortgaged Property in parcels or in one unit. The sale or sales by Mortgagee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgagee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Mortgage and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Mortgagor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Mortgagee shall have the right, at its sole election, to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure or sale in satisfaction of such item either through judicial proceedings or as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (a) Mortgagor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Mortgagee with respect to the identity of Mortgagee, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to




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
all debtors legally entitled thereto, the time, place, terms, and manner of sale, receipt, distribution and application of the money realized therefrom, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Mortgagee shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Mortgagor hereby ratifies and confirms every act that Mortgagee may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Mortgage, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Mortgagee may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Mortgagee's successful bid may be credited on the Indebtedness. Notwithstanding the above, Mortgagee may cause the liens of this Mortgage to be foreclosed in any other manner provided for under the laws of the State of Florida.

         6.3 Tenancy at Will. In the event of a trustee's sale hereunder and if at the time of such sale Mortgagor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant, at the option of such purchaser, shall immediately become the tenant of the purchaser at such sale, which tenancy, at the option of such purchaser, shall be a tenancy at will, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

         6.4 Indemnification of Mortgagee. Except for gross negligence or willful misconduct, Mortgagee shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Mortgagee may rely on any document believed by him in good faith to be genuine. All money received by Mortgagee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Mortgagee shall not be liable for interest thereon. Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless against all liability, cost, damage or expense that Mortgagee may incur in the performance of his duties hereunder.

         6.5 Lawsuits. Mortgagee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

         6.6 Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder, Mortgagee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Mortgagor, and all persons claiming under Mortgagor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Mortgagor in the name, place and stead of Mortgagor, or otherwise, as Mortgagee shall deem best; and in the exercise of any of the foregoing rights and powers Mortgagee shall not be liable to Mortgagor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Mortgagee. Mortgagee's powers shall include the right to complete construction of any part of the Mortgaged Property and to make any repairs or alterations necessary or advisable for the successful operation of the Mortgaged Property.

         6.7 Trustee Or Receiver. Mortgagee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions hereof.

         6.8 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in this Mortgage or the Indenture or available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Mortgagee,

(c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive, nor shall exercise of any one or more constitute a waiver of a right to any other right, remedy or recourse thereafter.

         6.9 Compensation to Mortgagee. Mortgagor hereby agrees to pay to Mortgagee reasonable compensation for all services rendered by it hereunder and to reimburse Mortgagee upon request for all reasonable expenses, disbursements and advances incurred or made by Mortgagee in accordance with any provision hereof.

         This Mortgage is being delivered and recorded prior to its effective date and such delivery shall continue through the effective date and thereafter to the extent necessary to complete such delivery and the conveyance intended by this Mortgage.

         EXECUTED as of the date first set forth above.

                                               MORTGAGOR:

{SEAL}                                         TRAMMELL CROW REAL ESTATE
                                               INVESTORS, a Texas real estate
                                               investment trust


                                               By: /s/ DAVID F. CLOSSEY
                                                    Name: David F. Clossey
                                                             Trust Manager

SIGNED IN THE PRESENCE OF:

/s/ SUE EDWARDS
Name of Witness: Sue Edwards

/s/ KATHLEEN A. FURNISS
Name of Witness: Kathleen A. Furniss

STATE OF TEXAS        }
                      }
COUNTY OF DALLAS      }

         BEFORE ME, the undersigned authority, personally appeared David F. Clossey, Trust Manager of Trammell Crow Real Estate Investors, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed same as the act of such trust, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 26th day of September,
1986.

My Commission Expires:                          /s/ JOAN HARRIGAN
                                                NOTARY PUBLIC IN AND FOR
{SEAL}                                             THE STATE OF TEXAS
            JOAN HARRIGAN
      NOTARY PUBLIC STATE OF TEXAS
       COMMISSION EXPIRES 5-28-89













0489D

                                   EXHIBIT B

All that certain real property situate, lying and being in the County of Broward, State of Florida, described as follows:

TRACT 1:

PARCEL "B" of INTERCENTER, according to the Plat thereof, as recorded in Plat Book 106 at Page 2, of the Public Records of Broward County, Florida.

TRACT 2:

PROPERTY DESCRIPTION CONTINUED:
PARCEL "A" of INTERCENTER II, according to the Plat thereof, as recorded in Plat Book 114 at Page 1, of the Public Records of Broward County, Florida.

LESS AND EXCEPT therefrom that portion of said Parcel "A" and said Parcel "B" described above, as recorded in Official Record Book 9812, Pages 123 and 124, of the Public Records of Broward County, Florida, being more particularly described as follows:

BEGINNING at the Southwest corner of said Parcel "B"; thence North 89 degrees, 27 minutes, 22 seconds East along the South line of said Parcel "B", a distance of 251.31 feet to a point of curve; thence Easterly along said South line along the arc of a circular curve to the left, having a radius of 6729.58 feet, a central angle of 01 degrees, 31 minutes, 18 seconds, an arc distance of 178.72 feet; thence South 01 degrees, 20 minutes, 01 seconds East, a distance of
262.00 feet; thence North 88 degrees, 39 minutes, 59 seconds East, a distance of 122.46 feet, thence North 02 degrees, 27 minutes, 22 second, East a distance of 262.89 feet; thence North 01 degrees, 42 minutes, 20 seconds West, a distance of 209.77 feet to the North line of said Parcel "B"; thence South 88 degrees, 17 minutes, 40 seconds West, along the said North line, a distance of
568.50 feet to the Northwest corner of said Parcel "B"; thence South 01 degrees, 20 minutes, 01 seconds East along the West line of said Parcel "B"; a distance of 202.83 feet to the POINT OF BEGINNING.

Together with an easement for Ingress and Egress in perpetuity over and across the following described parcel to wit: A 20.00 foot Ingress/Egress whose centerline is described as follows: COMMENCING at the Southwest corner of Parcel "B" of INTERCENTER, according to the Plat thereof, as recorded in Plat Book 106 at Page 2, of the Public Records of Broward County, Florida, thence North 01 degrees, 20 minutes, 01 seconds West along the West line of said Parcel "B", a distance of 165.83 feet to the POINT OF BEGINNING of this description; thence North 88 degrees, 17 minutes, 40 seconds East, a distance of 558.74 feet; thence South 01 degrees, 42 minutes, 20 seconds East, a distance of 172.43 feet; thence South 02 degrees, 27 minutes, 31 seconds West, a distance of 263.16 feet to the point of Terminus. Said lands situate, lying and being in Broward County, Florida.

                                   EXHIBIT C

1. Taxes for the year 1986 and subsequent years which are not yet due and payable.

2. Terms and Conditions shown in Plat Book 106, page 2 and Plat Book 114, page 1.

3. Easement in favor of City of Deerfield Beach, as in Official Record Book 12547, page 74, for a 12 foot water line easement

4. Ordinance vacating and abandoning a 10 foot utility easement on plat, recorded in Official Record Book 12004, page 913, on Plat of Intercenter II.

5.      That Agreement executed by OTR General partnership to
        Crow-Childress-Donner, Limited, a Texas limited partnership, dated June 21, 1985, and recorded in Official Record Book 12630, page 106.

6. An Agreement executed by Crow-Childress-Donner, Limited, a Texas limited partnership, to City of Deerfield Beach, dated May 17, 1985, and recorded in Official Record Book 12547, page 82.

7.      That Mortgage and Security Agreement executed by
        Crow-Childress-Donner, Limited, a Texas limited partnership, to Confederation Life Insurance Company, a Mutual Company incorporated in Canada, dated as of September 30, 1986 and duly recorded in the Official Record Book of Broward County, Florida.

8. That Collateral Assignment of Rents and Leases executed by Crow-Childress-Donner, Limited, a Texas limited partnership, to Confederation Life Insurance Company, a Mutual Company incorporated in Canada, dated as of September 30, 1986, and duly recorded in the Official Record Book of Broward County, Florida.

9. That UCC-1 Financing Statement executed by Crow-Childress-Donner, Limited, a Texas limited partnership, dated as of September 30, 1986, and duly recorded in the Official Record Bookof Broward County, Florida.

5918H

                       RECORDED IN THE OFFICIAL RECORDS BOOK
                          OF BROWARD COUNTY, FLORIDA
                                 F.T. JOHNSON
                             COUNTY ADMINISTRATOR